Exhibit 10.1

CONSENT

THIS CONSENT dated as of November 27, 2017 (this “Consent”) is given by BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent, in respect of the Credit Agreement referenced below. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

W I T N E S S E T H

WHEREAS, $1.05 billion in revolving credit and term loan facilities were established pursuant to the terms of that certain Amended and Restated Credit Agreement dated as of April 1, 2016 (as amended and modified, the “Credit Agreement”) by and among Armstrong World Industries, Inc., a Pennsylvania corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent;

WHEREAS, Borrower, Armstrong World Industries (Delaware) LLC, a Delaware limited liability company, Armstrong Cork Finance LLC, a Delaware limited liability company, and Armstrong Germany Companies Group GmbH, a company organized under the laws of Germany (each, a “Seller”, and collectively, the “Sellers”) intend to Dispose, in one or more transactions (each, a “Specified Disposition”, and collectively, the “Specified Dispositions”), of the Capital Stock in the direct or indirect wholly-owned subsidiaries listed on Exhibit A hereto (the “Subject Subsidiaries”) and/or the assets of one or more of such Subject Subsidiaries (such assets, together with the Capital Stock of such Subject Subsidiaries, the “Subject Assets”), from which the Sellers will receive up to $270,000,000 in Net Cash Proceeds;

WHEREAS, the Borrower intends to use the Net Cash Proceeds from the Specified Dispositions to make one or more Restricted Payments to the holders of the Borrower’s Capital Stock in an aggregate amount not to exceed the amount of Net Cash Proceeds received from the Specified Dispositions (collectively, the “Restricted Payment”);

WHEREAS, the Loan Parties have requested that the Lenders consent to (a) the Specified Dispositions, notwithstanding the limitations set forth in Section 8.05 of the Credit Agreement, and (b) the Restricted Payment, notwithstanding the requirements set forth in Section 2.05(b)(ii) of the Credit Agreement and the limitations set forth in Section 8.06 of the Credit Agreement; and

WHEREAS, each of the Lenders providing a consent in the form set forth below is willing to consent to (a) the Specified Dispositions, notwithstanding the limitations set forth in Section 8.05 of the Credit Agreement, and (b) the Restricted Payment, notwithstanding the requirements set forth in Section 2.05(b)(ii) of the Credit Agreement and the limitations set forth in Section 8.06 of the Credit Agreement, in each case, on the terms and subject to the conditions set forth herein.

NOW THEREFORE IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, consent is hereby given as follows:

1.Defined Terms.  Capitalized terms used but not otherwise defined herein shall have the meanings provided such terms in the Credit Agreement.  Except as otherwise expressly provided, section references are to sections and provisions in the Credit Agreement.

2.Consent.  Subject to the terms and conditions provided herein, notwithstanding provisions to the contrary in the Credit Agreement or any of the other Loan Documents:

2.1Specified Dispositions.  Consent is hereby given for any Specified Disposition made within twelve (12) months after the date of this Consent notwithstanding the limitations set forth in Section 8.05 of the Credit Agreement.

2.2Waiver of Mandatory Prepayment.  Consent is hereby given to waive any mandatory prepayment that would be required in connection with the receipt by the Borrower or any Subsidiary of any Net Cash Proceeds from any Specified Disposition for which consent is provided pursuant to Section 2.1, notwithstanding the requirements set forth in Section 2.05(b)(ii) of the Credit Agreement.

2.3Restricted Payment.  Consent is hereby given for the Restricted Payment to be made from the Net Cash Proceeds from any Specified Disposition for which consent is provided pursuant to Section 2.1, notwithstanding the limitations set forth in Section 8.06 of the Credit Agreement; provided that in connection with any portion of the Restricted Payment to be made with the Net Cash Proceeds from any such Specified Disposition, (a) if the Restricted Payment is in the form of dividends paid to the holders of the Borrower’s Capital Stock, the declaration of such dividends shall be made by the Borrower within twelve (12) months after the date of the consummation of such Specified Disposition, and (b) if the Restricted Payment is in the form of share repurchases from the holders of the Borrower’s Capital Stock, (i) the Borrower’s board of directors shall authorize such share repurchases within twelve (12) months after the date of the consummation of such Specified Disposition, and (ii) such share repurchases shall be consummated within eighteen (18) months after the date of the consummation of such Specified Disposition.

2.4Release of Collateral Interests.  Upon consummation of each Specified Disposition for which consent is provided pursuant to Section 2.1, (a) any and all Liens granted in favor of the Collateral Agent pursuant to the Loan Documents on the Subject Assets sold in connection with such Specified Disposition are hereby automatically terminated and released, and (b) the Collateral Agent will, at Borrower’s expense, execute and deliver such documents as the Borrower or a Seller may reasonably request to evidence the release of such Subject Assets from the security interest grant under the Collateral Documents as provided in Section 10.10 of the Credit Agreement.

3.Conditions to Effectiveness.  This Consent shall become effective upon receipt by the Administrative Agent of consents in the form set forth below from the Required Lenders, and exchange by the Borrower and the Administrative Agent of executed copies of this Consent.

4.Representations and Warranties; No Default.  Each Loan Party hereby represents and warrants that (a) the representations and warranties of such Loan Party contained in Article VI of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects on and as of the date of this Consent, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (b) no Default has occurred and is continuing.

5.Counterparts.  This Consent may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

6.Applicable Law.  THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.Expenses.  The Borrower will pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Consent, including the reasonable fees and expenses of Moore & Van Allen PLLC.

8.Effect of Consent.  Except as expressly set forth herein, this Consent shall not (i) by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Swing Line Lender or the L/C Issuers, in each case under the Credit Agreement or any other Loan Document, and (ii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed by their respective authorized officers as of the day and year first above written.

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent By:__/s/ Melissa Mullis____________ Name: Melissa Mullis Title: Assistant Vice President
COLLATERAL AGENT:	BANK OF AMERICA, N.A., as Collateral Agent By: :__/s/ Melissa Mullis____________ Name: Melissa Mullis Title: Assistant Vice President

ACKNOWLEDGED, ACCEPTED AND AGREED:
BORROWER:	ARMSTRONG WORLD INDUSTRIES, INC., a Pennsylvania corporation By:__/s/ Brian L. MacNeal______ Name: Brian L. MacNeal Title: Senior Vice President and Chief Financial Officer
GUARANTORS:	ARMSTRONG REALTY GROUP, INC., a Pennsylvania corporation By:__/s/ LingLing Stewart_____ Name: LingLing Stewart Title: Treasurer
ARMSTRONG VENTURES, INC., a Delaware corporation
By: __/s/ Brian L. MacNeal______ Name: Brian MacNeal Title: President
AWI LICENSING LLC, a Delaware limited liability company By:___/s/ Craig Sterner _______ Name: Craig Sterner Title: President
TECTUM, INC. a Delaware corporation By:___/s/ Bryan Y.m. Tham _______ Name: Bryan Y.m. Tham Title: Secretary

CONSENT

To:Bank of America, N.A., as Administrative Agent and Collateral Agent

Re:

Amended and Restated Credit Agreement dated as of April 1, 2016 (as amended and modified, the “Credit Agreement”) among Armstrong World Industries, Inc., a Pennsylvania corporation, as Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Consent (the “Subject Consent”) relating to the Disposition by the Borrower and its Subsidiaries of certain Subsidiaries, operations and assets, and the payment of Restricted Payments by the Borrower to its shareholders from the Net Cash Proceeds thereof, as more particularly described therein.

Ladies and Gentlemen:

This letter serves to confirm our receipt of and consent to the Subject Consent.  We hereby authorize and direct you, as Administrative Agent and Collateral Agent, to execute and deliver the Subject Consent on our behalf upon your receipt of executed copies of consents from the Required Lenders under the Credit Agreement, and agree that you, the Borrower and the other Loan Parties may rely on such authorization and direction.

Sincerely,

[Lender]

By:

Name:

Title: